Exhibit 5.2

13 July 2004

Inmarsat Finance plc
99 City Road London EC1Y 1AX United Kingdom and the Guarantors (as defined below)

Dear Sirs

Inmarsat Finance plc (the “Issuer”)

Offer For All Outstanding 7 5/8% Unregistered Senior Notes Due 2012
in Exchange for
7 5/8% Registered Senior Notes Due 2012

We have acted as your English counsel in connection with the registration under the U.S. Securities Act of 1933 (the “Securities Act”) of a proposed exchange offer (the “Exchange Offer”) of US$477,500,000 7 5/8% senior notes due 2012 (the “New Notes”) of Inmarsat Finance plc, a public limited company with limited liability organized under the laws of England and Wales (the “Issuer”), and Inmarsat Group Limited, Inmarsat Ventures Limited, Inmarsat Investments Limited, Inmarsat Limited and Inmarsat Leasing (Two) Limited, each a limited company organized under the laws of England and Wales, and Inmarsat Launch Company Limited, a limited company organized under the laws of the Isle of Man (collectively, the “Guarantors”) for US$477,500,000 7 5/8% unregistered senior notes due 2012 (the “Existing Notes”, and together with the New Notes, the “Notes”).  The New Notes are to be issued by the Issuer and guaranteed by the Guarantors pursuant to an indenture dated 3 February 2004 (as amended by a supplemental indenture dated 30 April 2004) (the “Indenture”) among the Issuer, the Guarantors and The Bank of New York, as trustee (the “Trustee”).

For the purposes of this letter, we have examined copies of the documents mentioned in section 1 below and such other documents as we have deemed necessary or desirable for the purposes of this opinion.

1.                                 Documents

1.1                           The registration statement on Form F-4 dated as of the date hereof relating to the New Notes (the “Registration Statement”).

1.2                           The registration rights agreements dated 3 February 2004 and 30 April 2004 (the “Registration Rights Agreements”).

1.3                           The Indenture.

1.4                           The global note issued on 3 February 2004 pursuant to Regulation S under the Securities Act (the “Regulation S Global Note”).

1.5                           The global note issued on 30 April 2004 pursuant to Rule 144A under the Securities Act (the “Rule 144A Global Note”).

1.6                           Minutes of meetings of the Issuer’s board of directors dated 30 January 2004 and 21 May 2004 relating, inter alia, to authorising the Exchange Offer and the Indenture (the “Board Resolutions”).

1.7                           A copy of the Issuer’s memorandum of association filed at Companies House on 20 January 2004 (the “Issuer Memorandum of Association”).

1.8                           A copy of the Issuer’s articles of association filed at Companies House on 20 January 2004 (the “Issuer Articles of Association”).

1.9                           A certificate that a public company is entitled to do business and borrow issued in relation to the Issuer by Companies House dated 3 February 2004 (“Section 117 Certificate”).

1.10                     A certificate of incorporation of a public limited company issued in relation to the Issuer by the Registrar of Companies for England and Wales on 13 October 2003 and a certificate of incorporation on change of name issued in relation to the Issuer by the Registrar of Companies for England and Wales dated 7 January 2004 together referred to as the “Issuer Certificates of Incorporation”).

In this letter, the Indenture and the Registration Rights Agreements are together referred to as the “Issue Documents”.  Terms and expressions which are defined in the Indenture but are not defined in this letter have the same respective meanings where used herein.

2.                                 Assumptions

The opinions set out in this letter relate only to English law as in force at the date hereof and are based upon the following assumptions:

2.1                           The genuineness of all signatures, stamps and seals, the conformity to the originals of all documents supplied to us as certified, photostatic or faxed copies and the authenticity of the originals of such documents (including, but without limitation, that the documents were signed on the dates on which they were purported to be signed).

2.2                           That the copy of the Issuer Memorandum of Association and the Issuer Articles of Association referred to above are the latest Issuer Memorandum and Issue Articles of Association filed at Companies House as at the date of our search at 2.5.

2.3                           That the New Notes will be duly executed and delivered in accordance with the Indenture and issued and sold in accordance with the Registration Statement and that the issue of the New Notes is duly authorised.

2.4                           The searches carried out against the Issuer at the Companies Registration office in London on 13 July 2004, and an enquiry by telephone in respect of the Issuer at the Central Index of Winding Up Petitions at 13:07 on 13 July 2004 are true and accurate as at the date they were carried out.

2.5                           That the Board Resolutions were passed at duly convened and quorate meetings and have not been revoked or superseded prior to execution of the Indenture.

3.                                 Opinion as to English Law

On the basis of such assumptions and subject to the reservations set out below, we are of the opinion that:

3.1                           the Issuer has been duly incorporated as a public limited company under the laws of England and Wales, with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Registration Statement;

3.2                           each of the Issue Documents has been duly authorised, executed and (to the extent, if any, required by English law) delivered by the Issuer;

3.3                           the issue of New Notes has been duly authorised by the Issuer; and

3.4                           the statements set forth under the heading “Tax Considerations—United Kingdom Taxation” in the Registration Statement constitute our opinion of the matters therein described, subject to the reservations contained therein and in the section of the Registration Statement under the heading “Tax Considerations”.

4.                                 Limits of our Opinion

The opinions set out in this letter relate only to English law as in force at the date hereof.  We have made no investigation of the laws of any jurisdiction other than those of England and Wales, and we do not express or imply any opinions as to the laws of any jurisdiction other than those of England and Wales.

We express no opinion as to any agreement, instrument or other document other than as specified in this letter.  No opinion is given or implied with regard to taxation except as expressly set out herein.

This letter is given in connection with the Exchange Offer under the Securities Act and for the information of the persons to whom it is addressed, and may not be relied upon for any other purpose or by any other person.  However, we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended.

Yours faithfully

/s/ CLIFFORD CHANCE LIMITED LIABILITY PARTNERSHIP

Clifford Chance Limited Liability Partnership